Exhibit 99.1

Motus GI Moving Corporate Headquarters to Greater Boston Area to Foster Closer Collaboration and Drive Operational Efficiency

FORT LAUDERDALE, Fl. – March 12, 2020 – Motus GI Holdings, Inc., (NASDAQ: MOTS) ("Motus GI" or the "Company"), a medical technology company providing endoscopy solutions that improve clinical outcomes and enhance the cost-efficiency associated with the diagnosis and management of gastrointestinal conditions, today announced that it is relocating its corporate headquarters from Fort Lauderdale, Fl. to Boston in Q2 2020.

“We are relocating Motus GI headquarters to the greater Boston area to foster closer collaboration between key functions which will drive efficiency in our business operations,” said Tim Moran, chief executive officer of Motus GI. “This move comes at a critical time for the Company, as we focus our commercial efforts on placing the Pure-Vu® System in leading U.S. hospitals. Having the core team in one location will be essential in streamlining our commercial roll-out efforts. This move will place us in one of the largest medical device hubs surrounded by a robust talent pool that we intend to leverage.”

The headquarters will be located approximately 25 miles south of Boston in Norwood, Massachusetts. Employees will operate out of the new location starting in Q2 2020.

About Motus GI and the Pure-Vu® System

Motus GI Holdings, Inc. is a medical technology company, with subsidiaries in the U.S. and Israel, providing endoscopy solutions that improve clinical outcomes and enhance the cost-efficiency associated with the diagnosis and management of gastrointestinal conditions. The Company’s flagship product is the Pure-Vu® System, a U.S. FDA cleared medical device indicated to help facilitate the cleaning of a poorly prepared colon during the colonoscopy procedure. The device integrates with standard and slim colonoscopes to improve visualization during a colonoscopy while preserving established procedural workflow by irrigating the colon and evacuating debris to provide a better quality exam. Challenges with bowel preparation for inpatient colonoscopy represent a significant area of unmet need that directly affects clinical outcomes and increases the cost of care in a market segment that comprises approximately 1.5 million annual procedures in the U.S. and approximately 4 million annual procedures worldwide. Motus GI believes the Pure-Vu® System may improve outcomes and lower costs for hospitals by reducing the time to successful colonoscopy, minimizing delayed and incomplete procedures, and enhancing the quality of an exam. In clinical studies to date, the Pure-Vu® System significantly increased the number of patients with an adequate cleansing level, according to the Boston Bowel Preparation Scale Score, a validated assessment instrument.

For more information, visit www.motusgi.com and connect with the Company on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements. Forward-looking statements are based on the Company's current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential," "predict," "project," "should," "would" and similar expressions and the negatives of those terms, including without limitation, risks inherent in the development and commercialization of potential products, uncertainty in the timing and results of clinical trials or regulatory approvals, maintenance of intellectual property rights or other risks discussed in the Company’s Form 10-K filed on March 26, 2019, and its other filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact:

Bob Yedid

LifeSci Advisors

(646) 597-6989

bob@lifesciadvisors.com

Media Contact:

Gloria Gasaatura

LifeSci Communications

(646) 970-4688

ggasaatura@lifescicomms.com

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